                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )


Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    ICO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]    No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

         (5) Total fee paid:


--------------------------------------------------------------------------------

         [ ]  Fee paid previously with preliminary materials.


         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


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         (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

         (3) Filing Party:


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         (4) Date Filed:


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


                                   [ICO LOGO]


                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 8, 1999


         The Annual Meeting of Shareholders of ICO, Inc. (the "Company") will be held at the Westchase Hilton, located at 9999 Westheimer, Houston, Texas, on Monday, March 8, 1999 at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

         1) To elect three Class II Directors to serve until the 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2) To approve the second amendment and restatement of the 1993 Non-Employee Directors Stock Option Plan; and

         3) To consider and act upon any matters incidental to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of shares of Common Stock of record on the books of the Company at the close of business on January 18, 1999 will be entitled to vote at the meeting or any adjournment thereof.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors



Asher O. Pacholder                                  Sylvia A. Pacholder
Chairman of the Board and                           Chief Executive Officer,
Chief Financial Officer                             President & Secretary


Houston, Texas
January 25, 1999

                                    ICO, INC.

                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077
                                 (281) 721-4200


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 8, 1999

         The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Directors") of ICO, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, March 8, 1999 at 10:00 a.m., local time, at the Westchase Hilton, 9999 Westheimer Road, Houston, Texas, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will pay the cost of soliciting proxies in the accompanying form. Upon request, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock, without par value, of the Company (the "Common Stock"). A copy of the Company's Annual Report is being sent to shareholders with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to holders of Common Stock ("Shareholders") is January 25, 1999.


                          INFORMATION CONCERNING PROXY

         The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy (a) by the execution and submission of a revised Proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

         Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted
(1) FOR the selection of three nominees for Class II Directors named below, and
(2) FOR the approval of the second amendment and restatement of the 1993 Non-Employee Directors Stock Option Plan. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.


                                VOTING SECURITIES

         The only securities of the Company entitled to vote at the Annual Meeting consist, as of January 19, 1999, of 22,113,646 shares of Common Stock. The holders of a majority of the shares entitled to vote represented in person or by proxy, constitutes a quorum for transaction of business at the Annual Meeting. Only Shareholders of record on the books of the Company on that date will be entitled to vote at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Directors are elected by a plurality of the votes cast by holders of shares entitled to vote in the election. As described herein, the Company is seeking the approval of the proposed amendment to the 1993 Directors Plan by a majority of the shares of stock represented at the Annual Meeting. Any other matters that come before the annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, and voted for or against, the matter. Both broker non-votes and proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, and will be deemed to be present and represented at the Annual Meeting for purposes of voting on the 1993 Director Plan, but will not be voted on in the election of directors or any other matter that comes before the annual Meeting. Thus, abstentions and broker non-votes will have the same effect as a vote against the amendment to the 1993 Director Plan, but will be disregarded in the calculation of "votes cast" with respect to the election of directors or any other matter and will not have the effect of being a vote "for" or "against" such election or other matter. A broker non-vote occurs if a broker or other nominee present in person or by proxy does not have discretionary authority and has not received instructions with respect to a particular item or does not cast a vote on that item for other reasons.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      OF MORE THAN 5% OF OUTSTANDING STOCK

         The following table contains information concerning the security ownership of certain beneficial owners known to the management of the Company, based upon filings with the Securities and Exchange Commission, which beneficially own more than five percent of the Company's Common Stock at the close of business on January 19, 1998. Shareholders who are a party to the Shareholders Agreement described below, who individually are not record holders of more than five percent of the Company's Common Stock have not been set forth in the following table.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP            PERCENT OF CLASS
------------------------------------                          --------------------            ----------------
Asher O. Pacholder
11490 Westheimer, Suite 1000
Houston, Texas 77077                                             2,346,960 (1)(2)               10.4%(1)(2)

Sylvia A. Pacholder
11490 Westheimer, Suite 1000
Houston, Texas 77077                                             2,341,695 (1)(2)               10.4%(1)(2)

William E. Willoughby
607 U.S. Highway 202
Far Hills,, New Jersey 07931                                     1,799,422 (1)(2)                8.1%(1)(2)

DePrince, Race, Zollo & Company
201 S. Orange Avenue, Suite 850
Orlando, Florida 32801                                           1,270,000                       5.7%

Luther King Capital Management Corporation
301 Commerce, Suite 1600
Fort Worth, Texas 76102                                          1,233,300                       5.6%

Dimensional Fund Advisors
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401-1005                              1,187,609                       5.4%

(1)  Dr. Asher O. Pacholder, Sylvia A. Pacholder , Robin E. Pacholder , William
     J. Morgan , Pacholder Associates, Inc. (these shareholders are collectively the "ICO Shareholders"), and William E. Willoughby, Peggy S. Willoughby, William C. Willoughby (as custodian for William B. Willoughby), Regina S. Willoughby, Fred R. Feder, Theo J.M.L. Verhoeff and Catherine Willoughby Stevens (these shareholders are collectively the "Wedco Shareholders") (the ICO Shareholders and the Wedco Shareholders are collectively the "Shareholders") and the Company are parties to a Shareholders' Agreement (covering in the aggregate 5,215,825 Common Stock), pursuant to which the Shareholders agree to take all actions necessary or appropriate to cause the election of William E. Willoughby, Walter Leib and George S. Sirusas (the "Initial Wedco Directors") to the Board of Directors of the Company and to cause their re-election to the Board of Directors of the Company until the earlier of the time the Wedco Shareholders who are parties to the Shareholders' Agreement, taken as a whole, beneficially own less than 1,500,000 shares of Common Stock or there is a "change in control" of the Company, when the ICO Shareholders who are parties to the Shareholders' Agreement shall no longer be obligated to cause the re-election of the Initial Wedco Directors to the Company's Board of Directors ("Termination Date"). In addition, if any one of Messrs. Willoughby, Leib or Sirusas shall cease to serve as a Director of the Company at any time prior to the Termination Date, the Shareholders will take all actions necessary and appropriate to ensure that the vacancy created shall be filled by a person nominated by the remaining Initial Wedco Director(s) or by the Wedco Shareholders who are parties to the Shareholders Agreement, subject to the consent of a majority of the full Board of Directors of the Company.


     In addition to the foregoing, all the ICO Shareholders who are parties to the Shareholders' Agreement have granted irrevocable proxies coupled with an interest to Mr. Leib to vote their shares of Common Stock in favor to the slate of nominees for the Company's Board of Directors selected by the then incumbent members of the Board of Directors of the Company (the "Nominated Slate") and the Wedco Shareholders who are parties to the Shareholders' Agreement granted substantially identical proxies to Ms. S. Pacholder and Dr. Pacholder to vote their shares of Common Stock of the Company also in favor of the Nominated Slate.

     The Shareholders' Agreement also provides that if one or more of the Shareholders desire to sell 500,000 or more shares of Common Stock in a single or series of related transactions (other than in connection with an underwritten public offering that would not result in a transfer or transfers of 500,000 or more shares of Common Stock to any person or group of persons) such proposed sale shall not be effective unless the proposed transferee agrees to be bound as the successor to the transferor under the agreement. The Shareholders' Agreement is filed as exhibit 10.9 to the Company's Form S-4 dated May 15, 1996.

(2) See "Election of Directors" for information regarding the security ownership of Dr. Pacholder, Ms. S. Pacholder and Mr. W. Willoughby.


                              ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual meetings of Shareholders in 2001, 1999 and 2000, respectively. Each Director elected at an annual meeting serves for a term ending on the date of the third annual meeting following the meeting at which such Director was elected or until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. William J. Morgan, Sylvia A. Pacholder and William E. Willoughby have been nominated to serve as Class II Directors until the Company's Annual Meeting of Shareholders in 2002. Each of the nominees currently serves as a Director of the Company. The remaining seven Directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2000 or 2001. A plurality of votes cast in person or by proxy by the holders of Common Stock is required to elect a Director. Abstentions and broker non-votes (as described above) will have no effect on the election of Directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class II nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will not be a candidate or will be unable to serve, if such a situation arises, the persons named in the enclosed proxy, in the absence of contrary instructions, will in their discretion vote FOR the election of such other persons as may be nominated by the Board of Directors.

     The following table sets forth for each nominee listed in the Proxy and each other person whose term of office as a director will continue after the annual meeting: (i) the name and age of such person; (ii) the year during which such person first became a director; and (iii) principle position with the Company. The table has been prepared from information obtained from such persons.


               NAME                   AGE       DIRECTOR SINCE                  POSITION WITH THE COMPANY
----------------------------------------------------------------------------------------------------------------
                     Class II Directors whose terms (if re-elected) will expire 2002
William J. Morgan (1)(2)(3)               44         1992         Director
Sylvia A. Pacholder (3)                   56         1993         Chief Executive Officer, President and Director
William E. Willoughby                     78         1996         Director

                           Class III Directors whose terms will expire 2000

Asher O. Pacholder (3)                    61         1990         Chairman of the Board, Chief Financial Officer
                                                                    and Director
John F. Williamson (1)                    60         1995         Director
Walter L. Leib (2)                        68         1996         Director
James E. Gibson (2)                       34         1996         Director

                           Class I Directors whose terms will expire 2001

William E. Cornelius (1)(2)               50         1992         Director
Robin E. Pacholder                        32         1993         President - Wedco North America and Director
George S. Sirusas (2)                     59         1996         Director

------------------------
(1)  Compensation Committee member
(2)  Audit Committee member
(3)  Executive Committee member


NOMINEES

     William J. Morgan has been President and a Managing Director of Pacholder Associates, Inc., an investment advisory firm, for more than five years. He is Chairman of the Board of Directors of Pacholder Fund, Inc., a closed-end investment company, and serves as a Director for Kaiser Ventures, Inc., an environmental resources company, and Smith Corona Corporation, an office supply company.

     Sylvia A. Pacholder has been Chief Executive Officer of the Company since February 1995, and President since November 1994. From July 1994 to November 1994, Ms. Pacholder served as Executive Vice President, and from January 1994 to July 1994 she served as Vice President - Corporate Development of the Company.

     William E. Willoughby founded Wedco and was employed by Wedco as its Chairman of the Board and President from 1960 through April 1996.

DIRECTORS WITH TERMS EXPIRING IN 2000 AND 2001

     Asher O. Pacholder, spouse of Sylvia Pacholder, has been Chairman of the Board of Directors and Chief Financial Officer of the Company since February 1995. Dr. Pacholder has been Chairman of the Board and a Managing Director of Pacholder Associates, Inc. since 1983. He serves on the boards of Southland Corporation, which owns and operates convenience stores, and Trump's Castle Associates, which owns and operates the Trump's Castle Casino Resort in Atlantic City, New Jersey.

     John F. Williamson has been Chairman and President of Williamson Associates, Inc., an investment management company, since January 1996. From May of 1995 to January 1996, Mr. Williamson was Executive Vice President and Chief Financial Officer of Asset Allocation Concepts, Inc., an investment management company. From 1993 to 1994, Mr. Williamson was Vice President/Manager of Investments for American Life and Casualty Insurance Company. Mr. Williamson serves on the Board of Directors of Pacholder Fund, Inc.

     Walter L. Leib has been Senior Partner in the law firm of Leib, Kraus, Grispin & Roth, in Scotch Plains, New Jersey since its inception in 1971. Mr. Leib served as a Director of Wedco from 1970 and General Counsel to Wedco from its inception in 1960, until the acquisition of Wedco by ICO in April 1996.

     James E. Gibson has been employed as Senior Vice President of Pacholder Associates, Inc. since 1992 until becoming Executive Vice President in 1997.

     William E. Cornelius has been an independent manufacturing consultant since 1991. From 1993 to 1996, Mr. Cornelius served as Division Director of Novare Services, a health care company.

     Robin E. Pacholder, a Chartered Financial Analyst (CFA), has been President of Wedco - North America since September 1998. From October 1996 to 1998, Ms. Pacholder was Senior Vice President and General Counsel of the Company. From 1994 to October 1996, Ms. Pacholder was Senior Vice President and Associate General Counsel of Pacholder Associates, Inc. Ms. Pacholder is the daughter of Sylvia A. Pacholder and Asher O. Pacholder.

     George S. Sirusas has been Senior Vice President of Sebastian Realty since July 1998. Mr. Sirusas is retired from New Jersey Savings Bank, Somerville, New Jersey where he was employed from 1983 and until the bank's merger with United Jersey Bank on September 22, 1995. He served as senior lending officer of the merged bank since 1986 and held the position of Vice President and Commercial Lending Officer with the United Jersey Bank, now known as Summit Bank. Mr. Sirusas was a Wedco Technology, Inc. ("Wedco") Director from 1984 until its April 1996 acquisition by ICO.



                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and titles of the executive officers of the Company other than the three executive officers who are also directors of the Company as of January 19, 1999.


          NAME                     AGE           POSITION WITH THE COMPANY
------------------------------------------------------------------------------------
Theo J.M.L. Verhoeff                49    President - ICO Europe B.V.
Isaac H. Joseph                     43    President - ICO Worldwide, Inc.
Jon C. Biro                         32    Senior Vice President and Treasurer
David M. Gerst                      40    Senior Vice President and General Counsel

     Theo J.M.L. Verhoeff is President of ICO Europe B.V. For more than 5 years prior to that time, he served as Vice President of European Operations of Wedco.

     Isaac H. Joseph has been principally employed as President of ICO Worldwide, Inc. since 1998. Mr. Joseph was Executive Vice President - Oilfield Services of ICO from November 1996 to 1998. From July 1996 to November 1996 Mr. Joseph served as Senior Vice President - Corporate Administration and Sales. From March 1995 to June 1996, Mr. Joseph was employed as Senior Vice President - Sales. From November 1994 to March 1995, he was ICO's Louisiana Division Manager. Mr. Joseph was ICO's Division Sales Manager for Louisiana from June 1994 to November 1994. From March 1992 to June 1994, Mr. Joseph was the Louisiana Sales Manager for Tuboscope Vetco International.

     Jon C. Biro, a certified public accountant, has been principally employed as Controller of the Company since October 1994, as Controller and Treasurer of ICO since April 1995, and as Senior Vice President and Treasurer since September 1996. Prior to that time, Mr. Biro was a certified public accountant with Price Waterhouse LLP.

     David M. Gerst, a graduate of Stanford University and the UCLA School of Law, has been Senior Vice President and General Counsel of the Company since September 1998. Mr. Gerst was Senior Vice President and General Counsel of Bayshore Industrial, Inc., a subsidiary of the Company, from February 1997 to August 1998; was a plant manager for Wedco, Inc., a subsidiary of the Company, from October 1996 to January 1997; was a consultant from 1994 to October 1996; and has been licensed to practice law since 1983. Mr. Gerst, the husband of Ms. Robin Pacholder, received $108,000 in compensation in fiscal 1998.

     The Board of Directors held seven meetings during the year ended September 30, 1998. Each meeting was attended by all Directors. Each Director who is not an employee of the Company received an annual retainer of $15,000, and a Director's fee in the amount of $1,000 for each meeting of the Board or Committee of the Board actually attended and reimbursement of actual expenses incurred. The Chairmen of the Audit and Compensation Committees also receive an annual stipend of $2,000. In addition, each Director who is not an employee is a participant in the Amended and Restated 1993 Non-Employee Director Stock Option Plan. Under the current terms of the plan, each non-employee Director is granted options to purchase 5,000 shares of Common Stock upon appointment to the Board of Directors and options to purchase 5,000 shares of Common Stock on the first business day after the date of each subsequent Annual Meeting of Shareholders. In fiscal 1998, options to purchase 5,000 shares at an exercise price of $5.00 per share were granted to each of Messrs: Morgan, Cornelius, Williamson, Leib, Willoughby, Sirusas and Gibson.

     The Audit and Executive Committees of the Board of Directors met one and two times, respectively, during the past fiscal year. The Compensation Committee met two times during the past fiscal year. All committee members were present for each meeting. The functions of the Audit Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and certain non-audit services to be rendered by the independent accountants, examining the report of the independent accountants upon completion of their audit, and reviewing with the independent accountants and management the Company's policies and procedures with respect to accounting and financial controls. The Compensation Committee reviews and establishes compensation arrangements for Directors, officers and other employees and takes whatever action that may be required in connection with the Company's stock option plans. The functions of the Executive Committee include reviewing capital expenditure projects, assisting management in implementing consolidation plans relating to acquisitions, and assisting management in developing and implementing strategic plans. The Company does not have a Nominating Committee.

                              SECURITY OWNERSHIP OF
                           THE BOARD OF DIRECTORS AND
                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth, as of January 15, 1999, the shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table set forth below and (iii) all officers and directors of the Company as a group. Except as otherwise set forth, such persons have sole voting power and sole dispositive power with respect to the shares beneficially owned by them.

                                                    Number of shares              Percent
Name                                             beneficially owned (1)          of Class
--------------------------------------------------------------------------------------------
Class I Directors
William E. Cornelius                                      23,000 (2)                 *
Robin E. Pacholder                                        47,140 (1)(3)              *
George S. Sirusas                                         30,219 (4)                 *

Class II Directors
William J. Morgan                                        838,432 (1)(5)(6)          3.8%
Sylvia A. Pacholder                                    2,341,695 (1)(6)(7)         10.4%
William E. Willoughby                                  1,799,422 (1)(8)             8.1%

Class III Directors
Asher O. Pacholder                                     2,346,960 (1)(6)(9)         10.4%
John F. Williamson                                        27,737 (10)                *
Walter L. Leib                                            66,017 (11)                *
James E. Gibson                                           18,000 (12)                *

Executive Officers Who Are Not Directors
Theo J.M.L. Verhoeff                                     131,709 (1)(13)             *
Isaac H. Joseph                                           35,805 (14)                *
Jon C. Biro                                               55,768 (15)                *
David M. Gerst                                            15,915 (16)                *
Named Officers and Directors
as a group (14 persons)                                4,825,307 (17)              21.0%


----------------------

*    Less than 1% of outstanding shares.

(1) Except as otherwise indicated, the beneficial owner listed below has sole voting and investment powers with respect thereto. Director or Executive Officer is a Party to the Shareholders' Agreement described in note (1) of "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MORE THAN 5% OF OUTSTANDING STOCK." Except as set forth above and in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MORE THAN 5% OF OUTSTANDING COMMON STOCK," share amounts do not include the shares of Common Stock beneficially owned by other parties to the Shareholders' Agreement. To the extent the parties to such Shareholders' Agreement constitute a group, such group and its members would be deemed to be the beneficial owner of 5,215,825 shares of Common Stock or approximately 23.6% of the outstanding shares of Common Stock.

(2) Share amounts consist of 23,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.

(3) Share amounts include 8,500 shares of Common Stock, 1,644 Shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, and 25,000 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans, 11,000 shares issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, and 996 shares of Common Stock held in the Company's 401(k) plan. Ms. Pacholder disclaims beneficial ownership of shares owned by David Gerst. In fiscal 1998, Ms. Pacholder received $165,000 in compensation.

(4) Share amounts include 13,219 shares of Common Stock and 17,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors. Common stock holdings for Mr. Sirusas include 2,379 shares held by his wife.

(5) Share amounts include 4,000 shares of Common Stock and 23,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors and the securities disclosed in note (6) below.

(6) Share amounts include 180,000 shares of Common Stock and 65,460 shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock each held by a limited partnership, of which Dr. Pacholder and Mr. Morgan are beneficial owners of the general partner. Pursuant to certain Investment Advisory Agreements, Pacholder Associates, Inc. has sole voting and investment power over such securities. Share amounts also include 415,461 shares of Common Stock, 102,879 shares of Common Stock which may be acquired through the exercise of warrants and 47,632 shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case owned by a wholly-owned subsidiary of Pacholder Associates, Inc.

(7) Share amounts include 31,400 shares of Common Stock, 165,000 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans, 2,000 shares issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 2,215 shares of Common Stock held in the Company's 401(k) plan, the securities disclosed in footnote (6) above and 1,329,648 shares of Common Stock issued in connection with acquisitions over which Ms. S. Pacholder and Dr. Pacholder share voting power. Ms. S. Pacholder and Dr. Pacholder disclaim beneficial ownership of the 1,329,648 shares related to the acquisitions.

(8) Share amounts include 1,777,523 shares of Common Stock, 17,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors and 4,899 shares of Common Stock held in a 401(k) plan of a wholly-owned subsidiary of the Company. Common Stock owned by Mr. Willoughby includes 149,139 shares owned jointly with his wife and 395,665 shares owned by his wife.

(9) Share amounts include 58,200 shares of Common Stock, 140,000 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans, 6,000 shares issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 1,680 shares of Common Stock held in the Company's 401(k) plan, the securities disclosed in footnote (6) above, and 1,329,648 shares of Common Stock issued in connection with acquisitions over which Ms. S. Pacholder and Dr. Pacholder share voting power. Ms. S. Pacholder and Dr. Pacholder disclaim beneficial ownership of the 1,329,648 shares related to the acquisitions.

(10) Share amounts include 8,737 shares of Common Stock, and 19,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors. Common Stock holdings for Mr. Williamson includes 425 shares owned by his wife.

(11) Share amounts include 47,921 shares of Common Stock, 1,096 shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, and 17,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.

(12) Share amounts include 1,000 shares of Common Stock owned jointly by Mr. Gibson and his wife, and 17,000 shares which are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.

(13) Share amounts include 81,709 shares of Common Stock and 50,000 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans. Common Stock owned by Mr. Verhoeff includes 75,149 shares held by his wife.

(14) Share amounts include 34,500 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans and 1,305 shares of Common Stock held in the Company's 401(k) plan.

(15) Share amounts include 1,500 shares of Common Stock, 52,500 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans and 1,768 shares of Common Stock held in the Company's 401(k) plan.

(16) Share amounts include 15,000 shares which are issuable upon exercise of stock options granted under the Company's various employee stock options and 915 shares of Common Stock held in the Company's 401(k) plan. Mr. Gerst disclaims beneficial ownership of shares owned by Ms. R. Pacholder.

(17) Share amounts include 2,033,709 shares of Common Stock, 1,918 Shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, and 467,000 shares which are issuable upon exercise of stock options granted under the Company's various employee stock option plans, 152,000 shares issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 12,863 shares of Common Stock held in the Company's 401(k) plans, the securities disclosed in note (6) above, and 1,329,648 shares of Common Stock issued in connection with acquisitions over which Ms. S. Pacholder and Dr. Pacholder share voting power.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to each of the four most highly compensated executive officers and directors (other than the Company's Chief Executive Officer) and the Company's Chief Executive Officer (the "Named Executives") during the fiscal years ended September 30, 1998, 1997 and 1996.


                                            SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                                 ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                        ----------------------------------                 ----------------------
                                                                                       SECURITIES
NAME AND                                                                               UNDERLYING           ALL OTHER
PRINCIPAL POSITION                    YEAR         SALARY            BONUS              OPTIONS          COMPENSATION(2)
------------------                    ----        --------        -------------       -----------        ---------------
Sylvia A. Pacholder                   1998        $325,000        $ 220,000(1)                0             $  2,500
 President and                        1997         294,000           30,000              80,000                2,900
 Chief Executive Officer              1996         175,000          400,000(3)           35,000                2,000

Asher O. Pacholder                    1998        $310,000        $ 180,000(1)                0             $  2,500
 Chairman of the Board                1997         276,000           30,000              80,000                2,900
 & Chief Financial Officer            1996         150,000          375,000(3)           30,000                1,900

Isaac H. Joseph                       1998        $161,000        $  40,000(1)                0             $  1,800
 Executive Vice President             1997         143,000           38,000              20,000                1,400
  Oilfield Services                   1996          95,000           35,000              12,000                1,000

Theo J.M.L. Verhoeff                  1998        $189,000        $  40,000(1)                0             $ 44,000
 President, ICO Europe B.V.           1997         151,000           30,000              40,000               42,600
                                      1996          62,000(4)        35,000              10,000               10,300(4)

Jon C. Biro                           1998        $131,000        $  40,000(1)                0             $  2,500
 Senior Vice President                1997         111,000           30,000              30,000                2,200
 and Treasurer                        1996          78,000           55,000(3)           22,000                3,000

(1) Consists of a special bonus paid to these officers following a sale of an equity investment by the Company resulting in the Company recognizing a pre-tax gain of $11,773,000. The recognition of the gain and the distribution of the special bonuses occurred during the first quarter of fiscal 1998. In addition to these executive officers, over 800 other employees also received special bonuses. During the last three quarters of the Company's 1998 fiscal year, and through the date of this proxy statement, executive officers have not received any bonus compensation.

(2) Includes the Company's matching contributions to the Employee Stock Ownership Plan (the 401(k) Plan) except for Mr. Verhoeff whose "other compensation" consists of pension plan contributions paid by a wholly-owned subsidiary of the Company.

(3) Includes a special bonus in the amount of $250,000, $250,000 and $25,000 paid to Ms. S. Pacholder, Dr. Pacholder and Mr. Biro, respectively, relating to the acquisition of Wedco Technology, Inc.

(4) 1996 compensation includes payments made between May 1, 1996 and September 30, 1996 after the acquisition of Wedco Technology, Inc. by the Company on April 30, 1996.

       Mr. Verhoeff's annual retirement benefits accrue at a rate of 2% of his current base salary less Dutch social security entitlements, times credited service years. Yearly benefits may not exceed 60% of current base salary less Dutch social security. Mr. Verhoeff currently has 14 years of credited service. The following table indicates the estimated annual benefits payable, to Mr. Verhoeff, by the insurance company, upon retirement for specified compensation and years of service under the pension plan.


 Remuneration                                           Years of Service
--------------                ----------------------------------------------------------------------
                             10            15             20             25            30             35
                          ---------     ----------     ----------   -----------    ----------     ----------
$ 200,000                  $37,000       $56,000        $75,000      $  93,000      $112,000       $112,000
  210,000                   39,000        59,000         79,000         98,000       118,000        118,000
  220,000                   41,000        62,000         83,000        103,000       124,000        124,000
  230,000                   43,000        65,000         87,000        108,000       130,000        130,000




                             EMPLOYMENT AGREEMENTS

       The Company has employment agreements with Ms. S. Pacholder, Dr. Pacholder, Mr. Joseph and Mr. Biro. Ms. S. Pacholder and Dr. Pacholder originally entered into employment agreements dated April 1, 1995. Mr. Joseph and Mr. Biro entered into employment agreements with the Company on June 18, 1996 and March 18, 1997, respectively. The base salary of each executive (as set out above in the Summary Compensation Table) is reviewed at least annually and is increased from time to time to reflect at a minimum, increases in the cost of living. Salary increases for each executive are to be consistent with the increases given to other key executives. Once increased, executive salaries cannot be reduced. Each executive receives an annual cash bonus in such amount as is determined by the Board.

       The employment agreements for Ms. S. Pacholder and Dr. Pacholder provide for an initial term of employment through December 31, 2000, and is extended automatically from day to day until such time as the executive or the Company gives written notice that automatic extensions shall cease, in which event employment terminates on a date five years after such notice has been given. The employment agreements for Mr. Biro and Mr. Joseph provide for an initial term of employment through September 3, 2000, and is extended automatically from day to day until such times as the executive or the Company gives written notice that automatic extensions shall cease, in which event employment terminates on a date two years after such notice has been given.

       If an executive is terminated by the Company for Cause (as defined), the Company shall pay the executive the full salary through the Date of Termination (as defined). If the employment of the executive is terminated by the Company without Cause or by the executive for Good Reason (as defined) within the two year period following a Change in Control (as defined), except as noted, the executive will be entitled to receive as a severance payment a lump sum equal to the sum of the following items: (i) the executive's annual base salary through the Date of Termination; (ii) the product of (x) the number of days worked in the year of termination divided by 365, and (y) the greater of half of the executive's annual base salary in the year of termination or the executive's highest annual bonus paid during the employment period; and (iii) three times (two times for Mr. Biro and Mr. Joseph) the sum of (x) the executive's annual base salary as of the Termination Date and (y) the greater of half of the executive's annual base salary in the year of termination or the executive's highest annual bonus paid during the employment period. If it is determined that any payment made under the employment agreement, or another plan or agreement of the Company, in the event of a Change of Control, would be considered a payment as defined in Section 280G of the Code and is subject to excise tax under
Section 4999 of the Code, then the executive would be entitled to an additional "gross-up payment" that will place the executive in the same after-tax economic position as if such payment had not been considered an excess parachute payment.

                       OPTIONS GRANTED DURING FISCAL 1998

       During the fiscal year ended September 30, 1998, the Named Executives did not receive additional stock options. 275,000 options were, however, granted to other employees of the Company.


           FISCAL YEAR 1998 OPTION EXERCISES AND FISCAL YEAR-END VALUE

       The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during fiscal year 1998, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on September 30, 1998.

                                                                                              VALUE OF UNEXERCISED
                                SHARES                   NUMBER OF UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                               ACQUIRED        VALUE         AT SEPTEMBER 30, 1998           SEPTEMBER 30, 1998 (1)
NAME                          ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------

Sylvia A. Pacholder                0            N/A                167,000 / 0                            0 / 0

Asher O. Pacholder                 0            N/A                146,000 / 0                            0 / 0

Isaac H. Joseph                    0            N/A                 34,500 / 0                            0 / 0

Theo J.M.L. Verhoeff               0            N/A                 50,000 / 0                            0 / 0

Jon C. Biro                        0            N/A                 52,500 / 0                            0 / 0


(1) Based upon the $2 9/16 closing market value price of the Company's Common Stock at September 30, 1998 as reported on the NASDAQ Stock Market.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors (the "Committee"), comprised of three members, is responsible for the Company's compensation programs. The Committee reviews, evaluates and establishes compensation levels of corporate officers and administers the Company's employee stock option plans. The Company's executive compensation programs are designed to help the Company attract, motivate and retain executive talent. In making compensation decisions, the Committee also takes into account the cyclicality of the Company's business lines and progress toward the achievement of strategic Company objectives. The following summarizes the Committee's compensation programs and policies and describes the bases for compensation of the Company's executive officers and its chief executive officer.

CASH COMPENSATION

       Base Salary Program. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Generally, executive salaries are reviewed annually based on a variety of factors including individual performance, market comparisons and the Company's overall financial condition.

       Annual Performance Compensation. The Company has historically provided annual performance compensation in the form of cash bonuses. The Committee's decisions are typically based upon the performance and financial condition of the Company and subjective factors including the executive officer's job performance and achievements during the Company's fiscal year. At times, special bonuses may be awarded related to specific material events which required extraordinary effort on the part of the executive officer.

LONG-TERM COMPENSATION

       Stock Options. Longer-term incentives, in the form of stock options, are designed to directly link a significant portion of the executive's compensation to the enhancement of shareholder value. Additionally, stock options encourage management to focus on longer-term objectives along with annual operating performance. The Committee believes that stock incentives are appropriate, not only for senior management, but also for other employees of the Company and its subsidiaries. All options provide for purchases of shares at an exercise price equal to fair market value on the date of grant. Accordingly, the Committee, from time to time, grants stock options to the Company's executive officers. The number of options is determined based upon the level and contribution of a given employee and may take into account the number of options previously granted to the employee. In the past, the Committee has generally granted incentive stock options under the Company's plans.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       In determining the fiscal year 1998 compensation paid to the Company's Chief Executive Officer, the Committee took into account the executive's abilities, business experience and performance during the past fiscal year. The Committee's assessment of the Chief Executive Officer's performance included the areas of corporate acquisitions, continued revenue growth and the executive's extraordinary contribution to consummating the sale of an equity investment owned by the Company, which resulted in the Company recognizing a pre-tax gain of $11,773,000. The Committee also compared the compensation levels of the Company's Chief Executive Officer to the compensation levels of chief executive officers of companies of similar size as well as companies operating in the oilfield service and specialty chemical industries. The companies with which these comparisons were made were not necessarily the same as the companies included in the oilfield service and specialty chemical indices utilized in the performance graph.

COMPENSATION DEDUCTION LIMITATION

       Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance- based compensation in excess of $1 million paid to Named Executive officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

SUMMARY

       The Committee believes that the Company's executive compensation policies and programs serve the interests of the stockholders and the Company effectively. The various compensation programs are believed appropriately balanced to provide motivation for executives to contribute to the Company's overall success and enhance the value of the Company for the stockholders' benefit. The Committee will continue to monitor the effectiveness of the Company's compensation programs and will make changes, when appropriate, to meet the current and future needs of the Company.


                                                COMPENSATION COMMITTEE

                                                William E. Cornelius
                                                William J. Morgan
                                                John F. Williamson

                           STOCK PERFORMANCE CHART (1)

       The following chart compares the yearly percentage change in the cumulative total Shareholder return of the Company's common stock during the five years ended September 30, 1998 with: (1) the cumulative total return of the NASDAQ Composite Stock Index (U.S.); (2) an index of 21 oil service companies (Value Line's Oilfield Services and Equipment Industry Index); and (3) an index of 38 specialty chemical companies (Value Line's Specialty Chemical Industry Index). The prior years' stock performance chart included a comparison to a market capitalization group and Tuboscope, Inc., a competitor of the Company in its oilfield service business. This proxy statement, prepared for the 1999 annual meeting, presents a specialty chemical index, which the Company believes is more useful, instead of the market capitalization group. The comparison with Tuboscope, Inc. has been eliminated due to the change in the relative mixture of the Company's revenues. Had the graph below presented the market capitalization group presented in the prior years' proxy statement, the plot points for 1993 through 1998, for this group, would have been 100, 76, 103, 86, 113, and 83, respectively.

                           STOCK PERFORMANCE CHART

                              1993    1994    1995    1996    1997    1998
ICO                          100.00   54.05   52.70   64.53   90.89   31.36
Oilfield Services Index      100.00   91.76  109.13  166.70  362.81  240.99
NASDAQ                       100.00  100.83  139.28  165.24  226.81  231.74
Specialty Chemicals Index    100.00  112.62  137.62  162.41  215.10  185.78

(1) Assumes $100 invested on September 30, 1993 and all dividends reinvested. Data supplied by NASDAQ and Value Line Institutional Services.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. William J. Morgan, William E. Cornelius, and John
F. Williamson.

       Dr. Pacholder and Mr. Morgan are each Directors of the Company and are directors and executive officers of Pacholder Associates, Inc. and are parties to a Shareholders' Agreement described under "Security Ownership of Certain Beneficial Owners of More than 5% of Outstanding Stock."

                              CERTAIN TRANSACTIONS

      In connection with the April 30, 1996 merger of Wedco Technology, Inc. into a wholly-owned subsidiary of the Company, Wedco and William E. Willoughby entered into a ten-year non-compete agreement and a five-year consulting agreement. As consideration, Mr. Willoughby will receive $300,000 payable in 60 equal monthly installments for the non-compete agreement and $240,000 per year, payable monthly, for consulting services. Mr. Willoughby and Wedco are also parties to a salary continuation agreement which provides that Mr. Willoughby's spouse will be paid a survivorship benefit of $150,000 for five years if Mr. Willoughby predeceases his spouse at a time when he is serving as a consultant to Wedco or the Company, provided, however, such payment shall terminate upon the earlier to occur of the death of his spouse or April 30, 2001. Tom D. Pacholder, son of Ms. Sylvia Pacholder and Dr. Asher Pacholder, is Vice President-Corporate Development of Wedco. Mr. Pacholder, who has a Master's Degree from the University of Dayton, received $84,000 in compensation during fiscal 1998.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ and to furnish the Company with copies of all reports filed. Based solely on the review of the reports furnished to the Company, the Company believes that, during fiscal 1998, all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were met, except for Mr. William E. Willoughby's untimely reporting of two sales totaling 20,000 common shares during September of 1998, which required a Form 4 filing. Additionally, two purchase transactions by Mr. Leib totaling 2,000 common shares, during September of 1998, required a Form 4 filing and were untimely reported. Mr. Willoughby and Mr. Leib have now reported the above transactions.


         PROPOSAL TO APPROVE THE SECOND AMENDMENT AND RESTATEMENT OF THE
                  1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

      On April 13, 1993, the Board of Directors adopted, subject to Shareholder approval, the Company's 1993 Stock Option Plan for Non-employee Directors. The Company's Shareholders approved the 1993 Director Plan at the 1993 Shareholders' Meeting. The Board of Directors approved the first amendment and restatement of the 1993 Director Plan on August 29, 1996 and the Company's Shareholders approved the first amendment and restatement of the plan at the 1997 Shareholders' Meeting (as so amended, the "1993 Director Plan"). The Board of Directors approved the second amendment and restatement of the 1993 Director Plan on January 8, 1999. A copy of the Second Amended and Restated 1993 Director Plan is attached hereto as Exhibit "A". The summary description of the 1993 Director Plan is qualified by reference to the full plan in Exhibit A.

GENERAL

      The purpose of the 1993 Director Plan is to provide an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1993 Director Plan authorizes the granting of stock options ("Director Options") to purchase Common Stock to such non-employee Directors. Director Options granted to non-employee Directors will be in addition to, and not in lieu of, other benefits received by Directors.

      Each non-employee Director eligible to participate in the 1993 Director Plan currently receives, on the first business day after the date of each annual Meeting of Shareholders of the Company, an option to purchase 5,000 shares of Common Stock at the exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant. Fair market value is the closing price (which in the case of shares quoted on NASDAQ is the mean between the closing high bid and low asked quotations for such day) on the business day immediately preceding such day. Each option expires ten (10) years after the date of grant.

      In addition, the 1993 Director Plan provides that any non-employee Director of the Company who is elected to the Board of Directors at other than an Annual Meeting of Shareholders, will be granted an option for 5,000 shares of Common Stock on the date such non-employee Director is so elected as a Director, at the exercise price of 100% of the fair market value of the Common Stock on the date such non-employee Director is elected.

      A total of 160,000 shares of Common Stock were reserved for issuance upon exercise of options granted pursuant to the 1993 Director Plan (proposed to be amended to 310,000 shares). Currently, 158,000 options have been granted under the 1993 Director Plan, leaving 2,000 options available for grant.

       The 1993 Director Plan is administered by the Compensation Committee, which is presently comprised of Messrs. Cornelius, Morgan, and Williamson.

      The 1993 Director Plan currently provides for a termination date of April 13, 2003. Such date is proposed to be extended until January 8, 2009.

TERMS AND CONDITIONS OF OPTIONS

      An option may be exercised six months and one day after the date of grant.

      The exercise price of an option may be paid in cash, certified or cashier's check, money order or by delivery of already-owned shares of Common Stock having a fair market value equal to the exercise price, or by delivery of a combination of the above.

      Options previously granted or to be granted may be transferred by will or laws of descent and distribution or at the discretion of the Compensation Committee.

      An option shall terminate on the earliest to occur of (i) thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;
(ii) one year after the date that an Optionee ceases to be a Director by reason of death of the Optionee, or six months after the Optionee shall die if that shall occur during such thirty-day period described in (i); or (iii) the tenth
(10th) anniversary of the date of grant of the option.

      To prevent dilution of the rights of a holder of an option, the 1993 Director Plan provides for the adjustment of (i) the number of shares upon which options may be granted; (ii) the number of shares subject to outstanding options; and (iii) the exercise price of an option, in the event of any subdivision or consolidation of shares of Common Stock, any stock dividend, recapitalization or other capital adjustment.

FEDERAL INCOME TAX CONSEQUENCES

      The grant of an option will not be taxable to an optionee. Generally, upon the exercise of an option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. The Company will not be entitled to a deduction for federal income tax purposes for the granting of an option, but will be entitled to a deduction that corresponds as to timing and amount with the income recognized by the optionee. The optionee will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an option equal to the fair market value of such shares on the date of exercise. When the shares of Common Stock received upon the exercise of an option subsequently are disposed of in a taxable transaction, the optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the option was exercised; such capital gain or loss will be long-term or short-term, depending upon the optionee's holding period following the exercise of the options.

PROPOSED AMENDMENTS

      The 1993 Director Plan is proposed to be amended and restated primarily to
(i) increase the number of shares subject to options which can be granted under the 1993 Director Plan from 160,000 to 310,000 shares; (ii) extend the term of the plan until 2009, as described above; (iii) make certain appropriate or conforming changes in dates and clarify certain actions previously taken in connection with the 1993 Director Plan; and (iv) make certain changes to conform to amendments in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

      The following table describes the benefits that would be received in a grant made for a single fiscal year by the eligible Directors under the 1993 Director Plan, assuming certain values set forth in the footnotes to the table. The Executive Officers as a group and all non-executive employees as a group would not receive any benefits under the 1993 Director Plan. Messrs. Morgan, Cornelius, Williamson, Leib, Willoughby, Sirusas, and Gibson are the only individuals presently entitled to receive benefits under the 1993 Director Plan.


                                                               POTENTIAL REALIZED VALUE (*/SHARE) AT ASSUMED ANNUAL
                                                                 RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
                                                               -----------------------------------------------------
                                     Options to be Granted
Plan Name                               in Fiscal 1999                 0%                5%                10%
--------------------------------------------------------------------------------------------------------------------
1993 Director Plan                          35,000                    $0               $45,000          $115,000

*The market value of the Common Stock on January 15, 1999 was $2 1/16 per share and was the assumed exercise price for the options. Neither the dollar value of the option nor the benefits or amounts which would have been received by or allocated to the last fiscal year are determinable.

APPROVAL

      In order to approve the proposal to amend and restate the 1993 Director Plan, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 1999 Annual Meeting, which is the approval generally required for amendments to the 1993 Director Plan. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal. An abstention and/or a broker non-vote would have the same legal effect as a vote against this proposal.

      The Board of Directors believes that the 1993 Director Plan benefits the Company and its Shareholders by further aligning long-term interests of the non-employee Directors with those of the Shareholders. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future. The Board, therefore, recommends a vote FOR approval of the amendment and restatement of the 1993 Director Plan.

                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP has served as auditors for the Company for the fiscal year ended September 30, 1998. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. A representative of PricewaterhouseCoopers LLP is expected to attend the 1999 Annual Meeting and will be available to respond to appropriate questions raised during the meeting by shareholders. Such representative will have the opportunity to make a statement during the meeting if he so desires.

      The audit of the Company's financial statements for the 1998 fiscal year has just been concluded, and there has not been sufficient time for the Company to evaluate whether to retain PricewaterhouseCoopers LLP as auditors for the fiscal year ending September 30, 1999. While the Company currently expects to retain PricewaterhouseCoopers LLP to serve as auditors for the fiscal year 1999, any such decision will be made in light of the Company's ongoing cost reduction efforts, and, therefore, a final decision has not been made.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must be received by the Company no later than September 29, 1999. However, if the date of the 2000 Annual Meeting of Shareholders changes by more than 30 days from the date of the 1999 Annual Meeting of Shareholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

      If a shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the Company's Bylaws. The Company's Bylaws provide generally that shareholders who wish to nominate directors or to bring business before an annual meeting must notify the Company and provide certain pertinent information at least 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Therefore, shareholders who wish to nominate directors or to bring business before the 2000 Annual Meeting of Shareholders must notify the Company no later than December 8, 1999.


             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

      The Company knows of no matters other than those stated above which are to be brought before the Annual Meeting. It is intended that the persons named in the Proxy will vote your stock according to their best judgment if any other matters do properly come before the Meeting.

      Whether or not you intend to be present at this meeting, you are urged to return this Proxy promptly. If you are present at the meeting and wish to vote your stock in person, this Proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors



Asher O. Pacholder                                   Sylvia A. Pacholder
Chairman of the Board and                            Chief Executive Officer,
Chief Financial Officer                              President & Secretary


Dated: January 25, 1999

                                   EXHIBIT "A"

                           SECOND AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       OF
                                    ICO, INC.


1. Purpose. The purpose of this Plan is to advance the interests of ICO, Inc., a Texas corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent Directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean those members of the Board who are not Eligible Persons.

         (c) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4(c) hereof.

         (d) "Director" shall mean a member of the Board.

         (e) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not employees or officers of the Company or a Subsidiary.

         (f) "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day immediately preceding such date. For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding business days, or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system. If there is no Closing Price as determined above, the Fair Market Value shall be determined by any fair and reasonable means prescribed by the Committee.

         (g) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or as it may be amended from time to time.

         (h) "Non-incentive Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422A of the Internal Revenue Code.

         (i) "Option" (when capitalized) shall mean any option granted under this Plan.

         (j) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

         (k) "Plan" shall mean this 1993 Stock Option Plan for Non-employee Directors of ICO, Inc., as amended and restated August 29, 1996, and as amended and restated January 8, 1999.

         (l) "Share(s)" shall mean a share or shares of the Common Stock, no par value, of the Company.

         (a) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares and Options. The maximum number of Shares to be issued pursuant to Options under this Plan shall be THREE HUNDRED TEN THOUSAND (310,000) Shares, such number having been adjusted for all previous stock splits, from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Non- incentive Stock Option.

4.       Automatic Grant of Options.

         (a) Options shall automatically be granted to Eligible Persons as provided in this Section 4. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Board, in a form satisfactory to the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) The Options automatically granted to Directors under this Plan shall be in addition to regular Director's fees or other benefits with respect to the Director's position with the Company or its subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

         (c) Options shall be automatically granted as follows:

              (i) each Director who is an Eligible Person on the first business day after the date of the 1999 Annual Meeting of Shareholders of the Company, on that date shall automatically receive an Option for FIVE THOUSAND (5,000) Shares, such date being the Date of Grant of such Option;

              (ii) each Director who is an Eligible Person on the first business day after the date of each subsequent Annual Meeting of Shareholders of the Company, commencing with the Annual Meeting of Shareholders held in 2000, on that date shall automatically receive an Option for FIVE THOUSAND (5,000) Shares, such date being the Date of Grant of such Option; and

              (ii each Eligible Person who is elected a Director by the Company's Shareholders or the Board of Directors (not previously being a Director) on a date other than the date of the Annual Meeting of Shareholders of the Company shall be granted an Option for FIVE THOUSAND (5,000) Shares on the date of such Eligible Person's election as a Director, such date being the Date of Grant for such Option.

         (d) Any Option that may be granted pursuant to subparagraph (c) may be exercised six months and one day after the Date of Grant. Notwithstanding the foregoing sentence, no Option shall be exercisable until six months after the Company's Shareholders approve the Plan.

         (e) Except for the automatic grants of Options under subparagraph (c) of this Section 4, no Options shall otherwise be granted hereunder.

5. Option Price. The option price per Share of any Option shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

6. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option Price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company. Any permitted payment through the tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

7. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

              (i) thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

              (ii) one year after the date that an Optionee ceases to be a Director by reason of death of the Optionee, or six months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 7(i); or

              (iii) the tenth (10th) anniversary of the Date of Grant of the Option.

8.       Adjustment of Shares.

         (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

              (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

              (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company;
             (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

9. Transferability of Options. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution provided, however, that the Committee, in its sole discretion may allow for the transferability of any option previously granted or to be granted pursuant to this Plan.

10. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a Shareholder of the Company with respect to any of the Shares subject to an Option, unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation including, but not limited to, the following:

         (i) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         Share certificates issued to an Optionee who is a party to any Shareholders agreement or a similar agreement shall bear the legends contained in such agreements.

11. Amendment, Modification, Suspension or Discontinuance of this Plan. The Board of Directors may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 and Section 162(m) of the Code that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the Shares of stock represented at a meeting of Shareholders for which a quorum is present, to (i) increase materially the aggregate number of Shares of stock that may be issued under the Plan (except for adjustments pursuant to paragraph 8 of the Plan), (ii) increase materially the benefit accruing to Optionees under the Plan, or (iii) modify materially the requirements as to eligibility for participation in the Plan.

12.      Interpretation.

         (a) If any provision of this Plan is held to be invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

         (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.


         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

13. Section 83(b) Election. If as a result of exercising an Option, an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to him, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

14. Effective Date and Termination Date; Adoption of Plan. The effective date of this Plan is the 13th day of April, 1993, the date on which the Board originally adopted this Plan. The Shareholders of the Company approved the Plan on June 15, 1993. The Plan was subsequently amended and restated by the Board on August 29, 1996, which amendment and restatement was approved by the Shareholders on October 7, 1996. In connection with the corporate restructuring effected on April 1, 1998, pursuant to a Plan of Merger of ICO Merger Sub, Inc. with and into ICO, Inc., the Company (which prior to such merger was named "ICO Holdings, Inc.") adopted the Plan and assumed the obligations under the Plan from the entity previously named "ICO, Inc." (which after such merger was renamed "ICO P&O, Inc."). The Plan was again amended and restated by the Board on January 8, 1999. This Plan shall terminate on January 8, 2009, subject to early termination by the Board pursuant to Paragraph 11 of the Plan.

15. Government Regulations. The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                                   ICO, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING MARCH 8, 1999

    The undersigned hereby appoints Asher O. Pacholder and Sylvia A. Pacholder, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned
P would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on Monday, March 8, 1999, and any
R adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may properly come before
O   the meeting or any adjournment thereof.

X   THIS PROXY, WHEN PROPERLY EXECUTED WILL BE           (change of address)
    VOTED IN THE MANNER DIRECTED HEREIN. IN
Y   THE ABSENCE OF SPECIFIC DIRECTIONS TO THE
    CONTRARY (INDICATED BY MARKING THE APPROPRIATE ------------------------ BOXES ON THE REVERSE HEREOF), THIS PROXY WILL
    BE VOTED FOR THE ELECTION OF EACH OF THE           ------------------------
    DIRECTOR NOMINEES AND FOR THE APPROVAL OF
    THE SECOND AMENDMENT AND RESTATEMENT OF THE        ------------------------
    1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.
                                                       ------------------------


                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                   ICO, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


The Board of Directors recommends a vote FOR proposals 1 and 2.



                                                                  FOR         WITHHELD    FOR except vote withheld
                                                                  ALL            ALL      from the following nominees:
1.  Election of Directors
    Nominees: William J. Morgan, Sylvia A. Pacholder and          [ ]            [ ]             [ ]
    William E. Willoughby.                                                                                  ---------------------
    (terms to expire at 2002 Annual Meeting of Stockholders)                                                  Nominee Exceptions


                                                                  FOR    AGAINST       ABSTAIN
2.  The approval of the second amendment and restatement of the
    1993 non-employee directors stock option plan which includes  [ ]      [ ]           [ ]      3.  With discretionary authority
    increasing the number of shares of Common Stock issuable                                          as to such other matters as
    under the plan from 160,000 to 310,000 shares.                                                    may properly come before the
                                                                                                      meeting.




                                                                                            ---------------------------------------
                                                                                            Signature(s)                Date

                                                                                            ---------------------------------------
                                                                                            Signature(s)                Date

                                                                                            NOTE: Please sign exactly as name
                                                                                                  appears hereon. Joint owners
                                                                                                  should each sign. When signing
                                                                                                  as attorney, executor,
                                                                                                  administrator, trustee or
                                                                                                  guardian, please give your full
                                                                                                  title as such.


             Please sign, date and return the Proxy Card promptly,
                         using the enclosed envelope.